Exhibit 99.1

For Immediate Release:	Contact:	Howard Green
SVP of Corporate Development (914) 921-7729

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports Results for the Fourth Quarter 2020
 and Year Ended December 31, 2020

-	Fourth quarter net income was $19.7 million; $58.7 million for the full year
-	Fully diluted fourth quarter earnings were $0.74 per share; $2.20 for the full year
-	December 31, 2020 AUM was $32.6 billion; average AUM of $30.9 billion for the fourth quarter
-	Launch of actively managed non-transparent ETFs - Love Our Planet & People (LOPP) and Growth Innovators (GGRW)
Greenwich, Connecticut, February 2, 2021 – GAMCO Investors, Inc. (“GAMCO”) (NYSE: GBL) today reported its operating results for the quarter ended December 31, 2020.
Fourth Quarter Results

Financial Highlights (Unaudited)
	Three Months Ended			Year Ended
(In thousands, except per share data)	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019

U.S. GAAP Basis
Revenues	$71,348	$61,252	$86,280	$259,726	$312,368
Operating income	23,684	31,842	33,043	99,609	117,984
Net income	19,723	16,435	24,382	58,693	81,917
Diluted earnings per common share	$0.74	$0.62	$0.91	$2.20	$2.98
Weighted average diluted shares outstanding	26,680	26,613	26,892	26,680	27,479
Shares outstanding	27,503	27,485	27,380	27,503	27,380

Assets Under Management
AUM - end of period (in millions)	$32,561	$29,692	$36,475	$32,561	$36,475
AUM - average (in millions)	30,928	30,326	35,940	30,992	36,443

Giving Back to Society – (Y)our “S” in ESG

The Board of Directors approved in August 2020 a $0.25 per share shareholder designated charitable contribution (“SDCC”), a 25% increase from the prior year’s $0.20 per share designation under the program. We estimate this will total approximately $5.4 million. Since the inception of GAMCO’s SDCC program in 2013, and counting this current amount, shareholders will have designated charitable gifts of close to $37 million to more than 280 501(c)(3) institutions. When combined with our other charitable donations, this boosts our total contributions to approximately $62 million since our initial public offering in February 1999.

SHAREHOLDERS HAVE UNTIL THE RECORD DATE OF FEBRUARY 28, 2021 TO REGISTER THEIR SHARES WITH OUR TRANSFER AGENT IN ORDER TO PARTICIPATE IN THE CURRENT SDCC.

This charitable program underscores our giving back to society as part of our commitment to managing socially responsible portfolios since 1987, which has evolved to include integrating ESG (environmental, social, and governance) factors.

Actively managed non-transparent ETFs

On February 1, 2021, we launched our first actively managed non-transparent ETF, the Love our Planet & People (LOPP) ETF. In an effort to encourage investment, and to acknowledge our appreciation for our private wealth and mutual fund clients, we will offer a loyalty program under which the first $100 million invested in LOPP will incur no fees or expenses for at least one year. The advisor is absorbing these costs underscoring our emphasis on the environment, and to incentivize our clients’ investment in the future of planet and our people.

Revenues – Sequential Growth

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Total revenues for the fourth quarter of 2020 were $71.3 million compared with $61.3 million in the third quarter of 2020. This increase includes incentive fees of $8.5 million in the fourth quarter and none in the third quarter.

-	Investment advisory fees were $65.0 million in the fourth quarter of 2020 versus $54.9 million in the third quarter of 2020:

-	Gabelli Funds’ revenues were $40.3 million compared to $38.9 million in the third quarter of 2020.

-
Institutional and Private Wealth Management revenues, which are generally billed on portfolio values at the beginning of the quarter, were $15.0 million compared to $14.8 million in the third quarter of 2020.

-	SICAV revenues were $1.2 million for each quarter.

-	Distribution fees from our equity mutual funds and other income were $6.4 million for both quarters.

Operating Income

For the fourth quarter of 2020, operating income was $23.7 million versus $31.8 million in the third quarter. Waivers of CEO compensation bolstered operating income in the fourth quarter of 2020 by $4.7 million and by $10.0 million in the third quarter of 2020.

Non-Operating Income

Mark-to-market investment gains were $3.9 million in the fourth quarter of 2020 versus losses of $3.1 million in the third quarter of 2020. Interest expense was $0.6 million in the fourth quarter of 2020 and $0.7 million in the third quarter of 2020.

Income Taxes

GAMCO’s effective tax rate for the quarter ended December 31, 2020 was 28.4% versus 27.4% for the quarter ended September 30, 2020.

Year over Year

Total revenues for 2020 were $259.7 million compared with $312.4 million in 2019.

For 2020, operating income of $99.6 million was bolstered by a $14.7 million benefit from CEO compensation waivers. Operating income for 2019 was $118.0 million, enhanced by the $27.2 million benefit from CEO compensation waivers but reduced by $19.3 million of deferred compensation amortization, a non-cash charge which includes the impact of the change in GBL share price.

For the year, mark-to-market investment losses were $6.6 million higher at $15.9 million in 2020 versus losses of $9.3 million in 2019. Interest expense was unchanged at $2.6 million for the full years 2020 and 2019.

GAMCO’s effective tax rate for 2020 was 29.9% versus 24.6% for 2019. This increase is primarily as a result of non-deductibility of certain expenses as a result of the 2017 Tax Cuts and Jobs Act.

Business Highlights

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The COVID-19 pandemic has had no material impact on our operations, including our financial reporting systems, internal controls over financial reporting, and disclosure controls and procedures.  From July 1st to December 31st, GAMCO paid the premiums for all teammates enrolled in our healthcare plans.

-	On November 2nd and 3rd, Gabelli Funds hosted the 44th Annual Auto Symposium with virtual presentations from leading automotive companies with a particular focus on the EV ecosystem.

-
On November 13th, Gabelli Funds and the Columbia Business School hosted the 2nd Annual Healthcare Symposium which included panels that discussed vaccines and therapeutics to treat COVID-19, health policy and reimbursement trends, and healthcare delivery in a virtual world.

-
On January 4th, GAMCO International SICAV launched GAMCO Convertible Securities. The fund, managed by our Dinsmore team, leverages the firm’s history of investing in dedicated convertible security portfolios since 1979. Multiple share classes were available at launch and are tailored for global institutional investors as well as select non-U.S. retail investors.

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On January 7th, we received regulatory approval for our actively managed non-transparent ETFs. We launched the first fund, Love our Planet & People, on February 1, 2021, and the second one, Gabelli Growth Innovators, is expected to launch later in February.

Balance Sheet

GAMCO ended the year with cash and investments of $124.2 million and short-term debt of $24.2 million. Also of note was the reduction in payables of over $36 million.

Return to Shareholders

During the quarter, GAMCO paid an extra $0.90 per share dividend in addition to the regular $0.02 per share for a total of $25.2 million. The Company purchased 42,116 shares for $0.5 million, at an average price of $12.98 per share.

On February 2, 2021, GAMCO’s board of directors declared a regular quarterly dividend of $0.02 per share, which is payable on March 30, 2021 to class A and class B shareholders of record on March 16, 2021.

About GAMCO Investors, Inc.

GAMCO is known for its research-driven approach to equity investing. GAMCO conducts its investment advisory business principally through two subsidiaries: GAMCO Asset Management Inc. (approximately 1,500 institutional and private wealth separate accounts, principally in the U.S.) and Gabelli Funds, LLC (24 open-end funds, a SICAV, and 16 closed-end funds). GAMCO serves a broad client base including institutions, intermediaries, offshore investors, private wealth, and direct retail investors.

GAMCO offers a wide range of solutions for clients across Value and Growth Equity, ESG, Convertibles, sector-focused strategies including Gold and Utilities, Merger Arbitrage, and Fixed Income. In 1977, GAMCO launched its flagship All Cap Value strategy, Gabelli Value, and in 1986 launched its mutual fund business.

Table I: Assets Under Management and Fund Flows - 4th Quarter 2020 (in millions)
					Fund
				Market	distributions,
	September 30,	Client	Client	appreciation/	net of	December 31,
	2020	Inflows	Outflows	(depreciation)	reinvestments	2020
Equities:
Mutual Funds	$8,855	$305	$(726)	$1,147	$(40)	$9,541
Closed-end Funds	7,017	40	(57)	900	(127)	7,773
Institutional & PWM (a)	10,539	155	(544)	2,221	-	12,371
SICAV	437	90	(91)	38	-	474
Total Equities	26,848	590	(1,418)	4,306	(167)	30,159

100% U.S. Treasury Fund	2,822	700	(1,153)	1	-	2,370
Institutional & PWM Fixed Income	22	10	-	-	-	32
Total Treasuries & Fixed Income	2,844	710	(1,153)	1	-	2,402
Total Assets Under Management	$29,692	$1,300	$(2,571)	$4,307	$(167)	$32,561

(a) Includes $196 and $166 of 100% U.S. Treasury Fund AUM at September 30, 2020 and December 31, 2020, respectively.

Table II
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2020	2019	2020	2019

Investment advisory and incentive fees	$64,991	$78,197	$233,628	$279,090
Distribution fees and other income	6,357	8,083	26,098	33,278
Total revenues	71,348	86,280	259,726	312,368

Compensation costs (a)	29,859	33,165	102,347	123,528
Management fee expense (a)	1,651	1,661	5,376	9,963
Distribution costs	7,216	8,680	28,474	34,226
Other operating expenses	8,938	9,731	23,920	26,667
Total expenses	47,664	53,237	160,117	194,384

Operating income	23,684	33,043	99,609	117,984

Investment gain/(loss)	4,492	(1,307)	(7,869)	(2,217)
Interest expense	(635)	(647)	(2,620)	(2,609)
Shareholder-designated contribution	-	-	(5,436)	(4,500)
Non-operating loss	3,857	(1,954)	(15,925)	(9,326)

Income before income taxes	27,541	31,089	83,684	108,658
Provision for income taxes	7,818	6,707	24,991	26,741
Net income	$19,723	$24,382	$58,693	$81,917

Net income:
Basic	$0.75	$0.91	$2.21	$2.99
Diluted	$0.74	$0.91	$2.20	$2.98

Weighted average shares outstanding:
Basic	26,439	26,801	26,571	27,407
Diluted	26,680	26,892	26,680	27,479

Actual shares outstanding (b)	27,503	27,380	27,503	27,380

(a) The CEO waiver reduced compensation costs by $3,821, $7,154, $12,367, and $23,010, respectively and management fee expense by $885, $1,928, $2,293, and $4,219, respectively.
(b) Includes 1,080 RSA shares at December 31, 2020 and 661 RSA shares at December 31, 2019.

Table III
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands, except per share data)

	December 31,	December 31,
	2020	2019

ASSETS
Cash, cash equivalents, and U.S. Treasury Bills	$98,313	$86,136
Investments in securities	25,845	34,273
Receivable from brokers	5,833	989
Other receivables	32,524	41,557
Deferred tax asset and income tax receivable	9,462	16,389
Other assets	11,896	10,542
Total assets	$183,873	$189,886

LIABILITIES AND STOCKHOLDERS' EQUITY
Payable to brokers	$1	$-
Securities sold, not yet purchased	799	-
Income taxes payable and deferred tax liabilities	2,381	757
Compensation payable	21,543	64,279
Accrued expenses and other liabilities	48,023	45,942
Sub-total	72,747	110,978
5.875% Senior Notes (due June 1, 2021)	24,215	24,191
Total liabilities	96,962	135,169

Stockholders' equity (a)	86,911	54,717

Total liabilities and stockholders' equity	$183,873	$189,886

(a) Shares outstanding of 27,503, and 27,380, respectively.

Non-GAAP information and reconciliation:
Management believes the use of non-GAAP measures provides relevant information to allow investors to view operating trends, perform analytical comparisons and benchmark performance between periods for its core operating results. Management uses non-GAAP measures in its financial, investing and operational decision-making process, for internal reporting and as part of its forecasting and budgeting processes. GAMCO’s calculation of non-GAAP measures may not be comparable to other companies due to potential differences between companies in the method of calculation. Non-GAAP measures should not be considered a substitute for related U.S. GAAP measures.

The following table reconciles the U.S. GAAP basis amounts, as reported, to the non-GAAP measures:

	Three Months Ended		Year Ended
(Unaudited) (In thousands, except per share data)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Net income, U.S. GAAP basis	$19,723	$24,382	$58,693	$81,917
Impact of DCCAs on expenses and taxes (a):
Compensation costs	-	1,660	(1,409)	14,791
Management fee expense	-	1,030	-	4,538
Provision for income taxes	-	(646)	349	(4,639)
Total impact of DCCAs on expenses and taxes	-	2,044	(1,060)	14,690
Net income, as adjusted	$19,723	$26,426	$57,633	$96,607

Per fully diluted share:
Net income, U.S. GAAP basis	$0.74	$0.91	$2.20	$2.98
Impact of DCCAs	$-	$0.08	$(0.04)	$0.54
Net income, as adjusted	$0.74	$0.99	$2.16	$3.52

(a) The non-GAAP adjustments relate to multiple deferred cash compensation agreements ("DCCAs").

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy, the effects of the Tax Cuts and Jobs Act, and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Some of the factors that may cause our actual results to differ from our expectations include risks associated with the duration and scope of the ongoing coronavirus pandemic resulting in volatile market conditions, a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations, and the ongoing impacts of the Tax Cuts and Jobs Act with respect to tax rates and the non-deductibility of certain portions of named executive officer compensation. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Annual Report on Form 10-K and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.

Gabelli Funds, LLC is a registered investment adviser with the Securities and Exchange Commission and is a wholly owned subsidiary of GAMCO Investors, Inc. (NYSE: GBL).
Investors should carefully consider the investment objectives, risks, charges and expenses of the Fund before investing. The prospectus, which contains more complete information about this and other matters, should be read carefully before investing. To obtain a prospectus, please call 800 GABELLI or visit www.gabelli.com